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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.3


                            REIMBURSEMENT AGREEMENT
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          THIS AGREEMENT is made as of May 17, 2001, between Nexstar Equity
Corp., a Delaware corporation ("Equity Corp."), and Nexstar Broadcasting Group, L.L.C., a Delaware limited liability company ("Broadcasting").

          Nexstar Finance Holdings, L.L.C. ("Holdings"), a subsidiary of Broadcasting, and Equity Corp. are parties to a Purchase Agreement, dated May 14, between Holdings, Nexstar Finance Holdings, Inc., Equity Corp., Banc of America Securities LLC and Barclays Capital (the "Purchase Agreement") and a Unit Agreement, dated the date hereof, between Holdings, Nexstar Finance Holdings, Inc., Equity Corp. and United States Trust Company of New York, as Unit Agent and Depositary (the "Unit Agreement") pursuant to which Holdings issued Senior Notes and Equity Corp. issued Common Stock. In connection with the transactions contemplated by the Purchase Agreement and the Unit Agreement, Broadcasting wishes to reimburse Equity Corp. for expenses incurred in connection with the holding of limited liability company interests in Broadcasting.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Reimbursement of Expenses.  Broadcasting shall reimburse Equity
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Corp. for all out-of-pocket costs and expenses incurred in connection with maintaining its corporate existence, filing federal, state and local tax returns, maintaining directors' and officers' insurance, paying indemnification obligations and all other activities deemed necessary by its Board of Directors and agreed to by Broadcasting. Such costs and expenses shall be reimbursed promptly by Broadcasting upon submission of customary expense reports. Broadcasting shall have no obligation to pay any amounts on account of any corporate income tax payable by Equity Corp.

          2.  Term.  Broadcasting shall reimburse Equity Corp.'s expenses
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pursuant to paragraph 1 for so long as Equity Corp. is in existence and continues to hold limited liability company interests in Broadcasting.

          3.  Indemnification.  Broadcasting shall indemnify and hold harmless
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Equity Corp., each of its controlling persons and each director, officer, manager and employee thereof from and against any and all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or wilful misconduct.

          4.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address that the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.
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          5.  Severability.  Whenever possible, each provision of this Agreement
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will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          6.  Complete Agreement.  This Agreement embodies the complete
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agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          7.  Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          8.  Successors and Assigns.  This Agreement is intended to bind and
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inure to the benefit of and be enforceable by Broadcasting and Equity Corp. and their respective successors and assigns.

          9.  Choice of Law.  This Agreement shall be governed by the internal
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law, and not the laws of conflicts, of the State of Delaware.

          10. Amendment and Waiver.  The provisions of this Agreement may be
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amended or waived only with the prior written consent of Broadcasting and Equity
Corp., and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              NEXSTAR BROADCASTING GROUP, L.L.C.

                              By:   /s/ Shirley Green
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                              Its: VP - Finance
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                              NEXSTAR EQUITY CORP.

                              By:  /s/ Shirley Green
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                              Its: VP - Finance
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